                                                                    Exhibit 99.3
                                                                          Page 8

Case Name:  Aerovox, Inc.                                             FORM OPR-3
 Case No.:  01-14680 jnf

TRADE ACCOUNTS RECEIVABLE

                                        Total         Current      1-30 days    31-60 days     61-90 days    over 90 days
                                        -----         -------      ---------    ----------     ----------    ------------
       Month: December 01, 2001        7,467,141     3,805,595     2,061,948      281,455        129,529      1,188,614
Allowance for Doubtful Accounts       (1,340,439)

       Month: December 29, 2001        7,230,853     3,620,279     1,900,573      489,264         19,898      1,200,839
Allowance for Doubtful Accounts       (1,350,439)

        Month: January 26, 2002        7,167,409     4,062,705     1,346,965      398,867        217,644      1,141,228
Allowance for Doubtful Accounts       (1,359,439)

       Month: February 23, 2002        7,698,454     4,385,692     1,879,006      158,952         79,734      1,195,070
Allowance for Doubtful Accounts       (1,368,595)

          Month: March 30, 2002        7,498,202     4,572,748     2,099,469      278,322       (12,390)        560,053
Allowance for Doubtful Accounts         (973,473)

Note: Days aged denotes past due, i.e. 1-30 days past due.